Exhibit 10.1

SPIN-OFF AGREEMENT

This SPIN-OFF AGREEMENT, dated as of October 13, 2016 (this “Agreement”), is entered into by and among Steampunk Wizards Inc., a Nevada corporation (the “Seller”), Steampunk Wizards, Ltd., a corporation organized under the laws of Malta (“Spin-Off Subsidiary”), Praefidi Holdings Limited, an entity organized under the laws of Malta (“Buyer”), and Brendon Grunewald, an individual having an address in Belgium as set forth in Section 7.2(b) below (“Grunewald”).

R E C I T A L S:

WHEREAS, Seller is the owner of all of the issued and outstanding capital stock and equity interests of Spin-Off Subsidiary (the “Shares”);

WHEREAS, as of the Closing, Grunewald is the sole owner, officer and director of Buyer;

WHEREAS, this Agreement is made in connection with the closing of a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”) between Grunewald and certain other previous shareholders of Steampunk Wizards, Inc., the buyers identified in the Purchase Agreement, and Steampunk Wizards, Inc., and, as to certain sections only, Spin-Off Subsidiary;

WHEREAS, Buyer desires to purchase the Shares from Seller, on the terms and subject to the conditions specified in this Agreement, and Grunewald desires to purchase all of Seller’s right to receive payment under the Seller Loans (as defined in Section 1.2 below) from Seller, on the terms and subject to the conditions specified in this Agreement;

WHEREAS, Seller desires to sell and transfer the Shares to Buyer, on the terms and subject to the conditions specified in this Agreement, and Seller desires to sell, assign and transfer to Grunewald, all of Seller’s right to receive payment pursuant to the Seller Loans, all in exchange for the Purchase Price to be paid from Buyer to Seller as set forth in Section 1.3 below;

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

Article I
PURCHASE AND SALE OF SPIN-OFF SUBSIDIARY STOCK AND seller loans to spin-off subsIdiary

1.1 Purchase and Sale of Shares. Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 3.1), all of the issued and outstanding shares of capital stock of Spin-Off Subsidiary (the “Shares”), as set forth in Exhibit A attached hereto

1.2 Purchase and Sale of Seller Loans to Spin-Off Subsidiary. Subject to the terms and conditions of this Agreement, Seller shall sell, assign and transfer to Grunewald, and Grunewald shall purchase and accept from Seller, all of Seller’s right to receive payment from Spin-Off Subsidiary for the loans made from Seller to Spin-Off Subsidiary on the dates and in the amounts set forth on Schedule B below (collectively, the “Seller Loans”), all in accordance with the loan assignment agreement attached hereto as Schedule C (the “Loan Assignment Agreement”). On and after the Closing, Seller and Grunewald shall take such reasonable steps as are reasonably necessary to amend and/or assign any documentation relating to the Seller Loans which are necessary to reflect Grunewald as the owner of the right to receive all amounts owed by Spin-Off Subsidiary and payments thereof pursuant to the Seller Loans.

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1.3 Purchase Price. The purchase price for the Shares and the Seller Loans shall be Two Thousand ($2,000.00) U.S. Dollars (the “Purchase Price”), deliverable by Buyer to Seller as provided in Section 2.3.

Article II.

CLOSING

2.1 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall take place remotely by electronic exchange of signature pages, on the date hereof (the “Closing Date”).

2.2 Transfer of Shares. At the Closing, Seller shall deliver to Buyer: (a) certificates representing the Shares purchased by Buyer, duly endorsed to Buyer or as directed by Buyer, which delivery shall vest Buyer with good and marketable title to such Shares, free and clear of all liens and encumbrances; and (b) duly executed stock power(s) assigning and transferring the Shares to the Buyer.

2.3 Payment of Purchase Price. At the Closing, Buyer shall deliver to Seller the Purchase Price by wire transfer or by check to the Seller.

2.4 Transfer of Records. On or before the Closing, Seller shall transfer to Spin-Off Subsidiary all existing corporate books and records in Sellers possession relating to Spin-Off Subsidiary and its business, including but not limited to all agreements, litigation files, real estate files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Spin-Off Subsidiary, only copies of such documents need be furnished. On or before the Closing, Buyer and Spin-Off Subsidiary shall transfer to Seller all existing corporate books and records in the possession of Buyer or Spin-Off Subsidiary relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Spin-Off Subsidiary or its business, only copies of such documents need be furnished.

2.5 Further Assurances. At or after the Closing, and without further consideration, Seller, Spin-Off Subsidiary, Buyer and Grunewald, will each execute and deliver to one another such further instruments of conveyance and transfer as each may reasonably request in order to more effectively convey the Shares to Buyer, to convey to Grunewald Seller’s right to receive payment on the Seller Loans, and to effectuate the consummation of the transactions provided for herein.

Article III.

BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to Seller that:

3.1 Capacity and Enforceability. Buyer is an entity duly organized, validly existing and in good standing under the laws of Malta. Buyer has the power, authority and legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated this Agreement. This Agreement and all such documents constitute valid and binding agreements of Buyer, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

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3.2 Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party or by which Buyer is bound.

3.3 Purchase for Investment. Buyer is financially able to bear the economic risks of acquiring the Shares and the other transactions contemplated hereby and has no need for liquidity in its investment in the Shares. Buyer has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of Spin-Off Subsidiary (after giving effect to the Assignment), so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares and the other transactions contemplated hereby. Buyer is acquiring the Shares solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyer has (i) received all the information he has deemed necessary to make an informed decision with respect to the acquisition of the Shares and the other transactions contemplated hereby; (ii) had an opportunity to make such investigation as he has desired pertaining to Spin-Off Subsidiary (after giving effect to the Assignment) and the acquisition of an interest therein and the other transactions contemplated hereby, and to verify the information which is, and has been, made available to it; and (iii) had the opportunity to ask questions of Seller concerning Spin-Off Subsidiary (after giving effect to the Assignment). Buyer acknowledges that Grunewald is a current director and officer of Spin-Off Subsidiary and, as such, Grunewald has actual knowledge of the business, operations and financial affairs of Spin-Off Subsidiary (after giving effect to the Assignment). Buyer has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Buyer realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Buyer understands that any resale of the Shares must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for Spin-Off Subsidiary at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Buyer acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(a)(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

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Article IV.

SELLER’S REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to Buyer that:

4.1 Organization and Good Standing. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and is properly qualified to do business and is in good standing in each state in which it is required to be so qualified. Spin-off Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of Malta, and is properly qualified to do business and is in good standing in each state and country in which it is required to be so qualified.

4.2 Authority and Enforceability. Seller and Spin-Off Subsidiary have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and Spin-Off Subsidiary, including requisite approval by Seller’s board of directors and shareholders, and approval by the board of directors of Spin-Off Subsidiary, and all such documents constitute valid and binding agreements of Seller and Spin-Off Subsidiary enforceable in accordance with their terms.

4.3 Capitalization; Subsidiaries . Seller owns all of the issued and outstanding stock of Spin-Off Subsidiary. The Shares constitute all of the issued and outstanding securities of Spin-Off Subsidiary. Seller does not have any subsidiaries or have any ownership interest in any other Person, other than Spin-Off Subsidiary.

4.4 Title to Shares. Seller is the sole record and beneficial owner of the Shares. At Closing, Buyer will have good and marketable title to the Shares, which Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyer. The Shares represent all of the issued and outstanding securities of Spin-Off Subsidiary. Seller has good and marketable title to, and all other legal rights to possess and use, sell, assign, transfer and convey the Shares, free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement at the Closing, good and marketable title to the Shares, free and clear of all Liens (other than Liens incurred or imposed by Buyer), will pass to Buyer. As used herein, “Lien” means any interest (including any security interest), pledge, mortgage, lien, encumbrance, charge, claim or other right of third parties, including any spousal interests (community or otherwise), whether created by law or in equity, including any such restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

4.5 Bank Accounts and Safe Deposit Boxes. Except as set forth on Schedule 4.5, Seller and Spin-Off Subsidiary or either, do not have any bank or other deposit or financial account, nor does Seller and Spin-Off Subsidiary have any lock boxes or safety deposit boxes.

4.6 Property.

(a) Neither Seller nor Spin-Off Subsidiary: (i) owns, and neither has ever owned, any real property or any interest in real property; or (ii) is party to or is otherwise obligated under any lease, lease guarantee, agreement or document related thereto.

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(b) Spin-Off Subsidiary owns and holds all rights to use all plants, machinery, equipment and other personal property necessary for the conduct of the business of the Spin-Off Subsidiary, as presently conducted, free and clear of all Liens.

(c) Seller does not own any property used in or necessary for the business of Spin-Off Subsidiary.

4.7 Intellectual Property. Neither Seller nor Spin-Off Subsidiary owns any registered Intellectual Property, nor has Seller nor Spin-Off Subsidiary submitted any application therefor anywhere in the world. Spin-Off Subsidiary owns or has valid and enforceable licenses to use all Intellectual Property currently used, licensed or held for use by Spin-Off Subsidiary, and previously used or licensed by Spin-Off Subsidiary (“Spin-Off IP”), and there are no agreements which restrict or limit the use of Spin-Off IP by Seller, Spin-Off Subsidiary, or Buyer as assignee, for the purpose(s) for which such Spin-Off IP has been used in the business of the Seller and Spin-Off Subsidiary. The Spin-Off IP is valid and enforceable, the Spin-Off IP does not violate any agreement related to trade secrets and does not infringe on any Intellectual Property or proprietary rights of any Person in any country. Seller has not sold, transferred, licensed or sublicensed out any of its owned or licensed Intellectual Property and/or any of the Spin-Off IP. Seller and Spin-Off Subsidiary have not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and neither Seller nor Spin-Off Subsidiary have received any notice of claim that any of the Spin-Off IP has expired, is not valid or enforceable in any country or that it infringes upon, conflicts with or misappropriates any Intellectual Property of any third party, and no such claims or controversies currently exist. Each employee, consultant and independent contractor of Seller or Spin-Off Subsidiary or both, has assigned to Spin-Off Subsidiary, all Intellectual Property arising from the services performed for Seller or Spin-Off Subsidiary by such Person. Neither Seller nor Spin-Off Subsidiary is a party to any contract or agreement that requires Seller or Spin-Off Subsidiary, as the case may be, to assign to any Person any of its rights in any Intellectual Property developed by Seller or Spin-Off Subsidiary, as the case may be, to assign to any Person any of its rights in any Intellectual Property developed by Seller under such contract.

(a) As used in this Agreement, “Intellectual Property” means all of the following worldwide, including any applications to register and any rights to apply to register any of the following, as they exist in any jurisdiction throughout the world, that are owned, purported by the Seller to be owned, or used, or held for use in the operations of the Spin-Off Subsidiary’s business: (a) trademarks and service marks, trade dress, product configurations, trade names, designs, logos and icons and other indications of origin, including all goodwill appurtenant thereto; (b) inventions (whether patented or unpatented), know-how, discoveries, improvements, ideas, know-how, methodology, models, algorithms, formulae, systems, processes, technology, whether patentable or not, and all patents, industrial designs, and utility models, and all applications and rights of priority pertaining to the foregoing, in any jurisdiction, including re-issues, continuations, divisions, continuations-in-part, re-examinations, renewals and extensions; (c) trade secrets and other rights in confidential and other nonpublic information that derive economic value from not being generally known and not being readily ascertainable by proper means, including the right in any jurisdiction to limit the use or disclosure thereof, and any other information, however documented, that is a trade secret within the meaning of the applicable trade secret protection laws, including the Uniform Trade Secrets Act; (d) software, including interpreted or compiled source code, object code, development documentation, programming tools, software libraries, drawings, flow charts, specifications, metadata and data; (e) copyrights in writings, designs, literary works, software, and any other original works of authorship fixed or recorded in any medium, including but not limited to electronic media, including applications or registrations in any jurisdiction for the foregoing and all moral rights in the forgoing; (f) database rights; (g) internet web sites, domain names and applications and registrations pertaining thereto; and (h) social media accounts, the usernames and passwords associated therewith, and all content contained therein; (i) all applications and registrations in any jurisdiction pertaining to the foregoing with all rights of priority, all goodwill associated therewith and all rights to sue or recover for the past or future infringement or misappropriation thereof, and all licenses, sublicenses, permissions, and other agreements related to the preceding property.

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4.8 No Violation. Neither the execution nor the delivery by Seller or Spin-Off Subsidiary of this Agreement, nor the consummation or performance by Seller or Spin-Off Subsidiary of the transactions contemplated hereby or thereby will, directly or indirectly, (a) violate or conflict with, any provision of the Organizational Documents of Seller or Spin-Off Subsidiary, (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of a material benefit under, or give rise to any obligation of Seller or Spin-Off Subsidiary to make any payment under, any agreement or instrument to which the Seller or Spin-off Subsidiary is a party or by which Seller or Spin-Off Subsidiary or the Shares are bound; (c) contravene, conflict with, or result in a violation of, any law, regulation or order of a governmental authority, to which Seller, Spin-Off Subsidiary or the Shares, may be subject; or (d) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Authority or other Person.

(a) “Organizational Documents” means a company’s certificate of incorporation, certificate of formation, articles of organization or other equivalent charter document and bylaws, operating agreement or other equivalent document.

(b) “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body in each case whether domestic or foreign. The term “Governmental Authority” includes any Person acting on behalf of a Governmental Authority.

(c) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(d) “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority.

(e) “Permit” means any federal, state, local, foreign or other third-party permit, grant, easement, consent, approval, authorization, exemption, license, franchise, concession, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration or qualification that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or other Person.

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4.9 Compliance with Laws; Permits. Seller and Spin-Off Subsidiary are in compliance with all Laws and Orders in respect of the operation, activities, conduct and transactions of the business of Spin-Off Subsidiary (the “Business”) and operations of the Spin-Off Subsidiary and the ownership and or possession of the Shares. None of the operation, activity, conduct and transactions of the Business or the ownership or possession of the Shares conflicts with the rights of any other Person or violates, or with or without the giving of notice or passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any Lien, contract or any Law or Order to which Seller is a party or by which Seller, the Business or the Shares may be bound or affected. Seller has not received any written or, oral notice of any actual or alleged violation or non-compliance with applicable Laws. Seller and Spin-Off Subsidiary own or possess all right, title and interest in all Permits required to own the Shares and conduct the Business as now being conducted, and all such Permits are valid and in full force and effect and Seller and Spin-Off Subsidiary are in full compliance with the terms and conditions of such Permits.

4.10 Absence of Changes. Since August 11, 2016, (a) Seller and Spin-Off Subsidiary have each conducted business only in the Ordinary Course and (b) there has not been any change or development which, individually or in the aggregate, has had, and would reasonably be expected to have a Material Adverse Effect. Without limiting the previous sentence, since August 11, 2016, neither Seller nor Spin-Off Subsidiary has approved, taken or otherwise effected any of the following transactions or actions: (i) sold, transferred, leased or otherwise disposed of any material assets that would constitute if owned by Spin-Off Subsidiary on August 11, 2016; (ii) permitted any of the Shares to be subject to any Lien; (iii) cancelled or compromised any debt or claim or waived or released any material right of Seller in connection with the Business; (iii) changed or modified in any material respects the credit, collection or payment policies, procedures or practices of the Business, including accelerating collections of receivables of the Business; (iv) failed to pay any creditor, customer or subcontractor of Spin-Off Subsidiary in connection with the Business when due, unless such amount was being contested in good faith by Seller or Spin-Off Subsidiary (and which contest has otherwise been disclosed in writing to Buyer); or (v) changed Seller’s or Spin-Off Subsidiary’s accounting principles applicable to the Business, except insofar as may have been required by a change in GAAP.

(a) “Material Adverse Effect” means, with respect to Seller or Spin-Off Subsidiary, any event, fact, condition, change, circumstance, occurrence or effect, which, either individually or in the aggregate with all other events, facts, conditions, changes, circumstances, occurrences or effects, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, operations, properties, prospects, assets, liabilities, value, condition (financial or otherwise), licenses or results of operations of the Business or the Shares or (b) does or would reasonably be expected to materially impair or delay the ability of Seller or Spin-Off Subsidiary to perform its obligations under this Agreement and or to consummate the transactions contemplated hereby; provided, however, that a Material Adverse Effect will not include any adverse effect or change resulting from any change, circumstance or effect relating to (A) the economy in general, (B) securities markets, regulatory or political conditions in the United States (including terrorism or the escalation of any war, whether declared or undeclared or other hostilities), (C) changes in applicable Laws or GAAP or the application or interpretation thereof or (D) a natural disaster (provided, that in the cases of clauses (A) through (D), the Business is not disproportionately affected by such event as compared to other similar companies and businesses in similar industries and geographic regions as the Business).

(b) “Ordinary Course” means, with respect to a Person, an action taken by such Person if (a) such action is recurring in nature, is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person; and (b) such action is not required to be authorized by the equity holders of such Person, the board of directors (or equivalent) of such Person or any committee of the board of directors (or equivalent) of such Person and does not require any other special authorization of any nature. Unless the context or language herein requires otherwise, each reference to Ordinary Course will be deemed to be a reference to Ordinary Course of Seller.

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4.11 Employees.

(a) Except as set forth on Schedule 4.11(a), Seller and Spin-Off Subsidiary have no employees, independent contractors or other Persons providing services to them. Seller and Spin-Off Subsidiary are in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. Seller and Spin-Off Subsidiary are not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(b) No director, officer or employee of Seller or Spin-Off Subsidiary is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (i) the performance of his or her duties as a director, officer or employee of Spin-Off Subsidiary, or (ii) the ability of Spin-Off Subsidiary, to conduct its Business. Each employee of Spin-Off Subsidiary is employed on an at-will basis and Spin-Off Subsidiary does not have any contract with any of its employees which would interfere with its ability to discharge its employees.

4.12 Stock Option Plans; Employee Benefits.

(a) Seller and Spin-Off Subsidiary have no stock option plans providing for the grant by Seller or Spin-Off Subsidiary of stock options to directors, officers or employees.

(b) Seller and Spin-Off Subsidiary have no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided Steampunk.

(c) Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of Seller or Spin-Off Subsidiary, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from Seller (except as otherwise contemplated by this Agreement), (b) any increase in the amount of compensation or benefits payable to any such individual, or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of Seller or Spin-Off Subsidiary provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Seller or Spin-Off Subsidiary.

4.13 SEC Documents; Financial Statements. Seller has filed all reports required to be filed by it under the U.S. Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as Seller was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents and any registration statements filed under the Securities Act of 1933, as amended (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the U.S. Securities Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Documents or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material contracts to which Seller is a party or to which the property or assets of Seller are subject have been appropriately filed as exhibits to the SEC Documents and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of Seller included in the Registration Statement and the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of Seller as at the dates thereof and the results of its operations and cash flows for the periods then ended. The disclosure set forth in the SEC Documents and Registration Statements regarding Seller’s business is current and complete and accurately reflects operations of Seller, as it exists as of the date hereof.

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4.14 Tax Matters. Seller and Spin-Off Subsidiary have each timely filed all tax returns which each is required to have filed, all such tax returns are accurate and complete in all material respects and Seller and Spin-Off Subsidiary have paid all taxes owed by either of them which were due and payable (whether or not shown on any tax return).

4.15 Solvency. Neither Seller nor Spin-Off Subsidiary is entering into this Agreement with the intent to hinder, delay or defraud any Person to which Seller or Spin-Off Subsidiary is, or may become, indebted. After the Closing and after giving effect to this Agreement and the other transactions contemplated hereby, Seller expects and believes in good faith that it will not be insolvent (either because its financial condition will be such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets would be less than the amount required to pay its probable liability on debts as they become absolute and matured).

4.16 Binding Obligations. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto other than the Seller and Spin-Off Subsidiary, this Agreement is duly authorized, executed and delivered by Seller and Spin-Off Subsidiary, and constitutes the legal, valid and binding obligation of Seller and Spin-Off Subsidiary, enforceable against each of them in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

4.17 Liabilities of Spin-Off Subsidiary. Spin-Off Subsidiary has no liabilities other than as specifically set forth on Schedule A and Schedule B. Spin-Off Subsidiary owes no debt to Seller other than as set forth on Schedule B.

4.18 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Seller and Spin-Off Subsidiary and the performance by Seller and Spin-Off Subsidiary of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any agreement to which such Seller or Spin-Off Subsidiary is a party, or by which Seller or Spin-Off Subsidiary is bound, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance upon the Shares being sold by Seller pursuant to this Agreement.

Article V

OTHER AGREEMENTS

5.1 Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

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5.2 Confidentiality.

(a) Seller, Spin-Off Subsidiary and Buyer will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors (collectively, “Representatives”), as applicable, to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless: (i) such information is already known to such party (other than by reason of a breach of a confidentiality obligation by such party or any third party of which such party is aware) or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings or applicable Law, including, without limitation, any rules and regulations of the Commission, a stock exchange or self-regulatory organization.

(b) In the event that any party is required to disclose any information of another party pursuant to this Agreement, the party requested or required to make the disclosure (the “Disclosing Party”) shall provide the party that provided such information (the “Providing Party”) with prompt notice of any such requirement so that the Providing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5.2. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Providing Party, the Disclosing Party is nonetheless, legally compelled to disclose the information of the Providing Party, the Disclosing Party may, without liability hereunder, disclose only that portion of the Providing Party’s information which such counsel advises is legally required to be disclosed, provided that the Disclosing Party exercises its reasonable efforts to preserve the confidentiality of the Providing Party’s information, including, without limitation, by cooperating with the Providing Party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the Providing Party’s information.

(c) Notwithstanding the foregoing in Section 5.2(a) and (b) or Section 5.4, Seller on behalf of itself and its Representatives, expressly acknowledges and agrees that the records, books, data and other confidential information concerning the Spin-Off Subsidiary’s financial status, products, accounts, client development (including customer and prospect lists), sales activities and procedures, promotional and marketing techniques, plans and strategies, financing, research, development, technology, trade secrets, know-how, software, Intellectual Property and expansion plans and credit and financial data concerning customers and suppliers and other information involving Spin-Off Subsidiary obtained by Seller or its Representatives through Seller’s or its Representatives past affiliation with Spin-Off Subsidiary are considered by Buyer to be confidential and are valuable, special and unique assets of Spin-Off Subsidiary, access to and knowledge of which are essential to preserve the goodwill and going business value of Spin-Off Subsidiary for the benefit of Buyer. Seller further agrees that all knowledge and information described in the preceding sentence not in the public domain (unless such knowledge and information is in the public domain as a result of a breach by Seller of this Agreement) obtained by Seller or its Representatives as a result of Seller’s or its Representatives past affiliation with Spin-Off Subsidiary or Buyer shall be considered confidential information of the Buyer (collectively, the “Buyer Confidential Information”). In recognition of the foregoing, Seller hereby agrees that Seller will not, and will not permit its Representatives, on and after the Closing, to: (x) disclose, or cause to be disclosed, any of the Buyer Confidential Information to any person or entity for any reason or purpose whatsoever, except and to the extent such disclosure is required by any applicable Law (including any disclosure requirements of the SEC or stock exchange on which the securities of Seller is listed or quoted) or Order (provided, that Seller shall, (i) to extent reasonably possible, give the Buyer prompt notice of such required disclosure prior to disclosure; (ii) cooperate with the Buyer in the event that it elects to contest such disclosure in its entirety or a portion thereof or seek a protective order with respect thereto; and (iii) in any event only disclose the Buyer Confidential Information, or portion thereof, specifically required (after giving effect to any order obtained pursuant to clause (ii) above); or (y) make use of any of the Buyer Confidential Information for Seller’s or its Affiliates’ or Representatives own purposes or for the benefit of any person or entity (except Buyer or Buyer’s Affiliates) under any circumstances.

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(i) For the purposes of this Agreement, an “Affiliate” is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another specified person or entity.

(d) No party shall make any public announcement concerning this transaction without the prior written approval of all other parties, other than as may be required by applicable law or judicial process.

5.3 Brokers’ Fees. In connection with the transactions specifically contemplated by this Agreement, no party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

5.4 Access to Information Post-Closing; Cooperation.

(a) Following the Closing, Buyer and Spin-Off Subsidiary shall afford to Seller and its authorized accountants, counsel and other designated representatives, reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information, in each case created prior to the Closing (collectively, “Information”) within the possession or control of Buyer or Spin-Off Subsidiary insofar as such access is reasonably required by Seller to comply with applicable law or the order of a Governmental Authority. Information may be requested under this Section 5.4(a) for, without limitation, audit, accounting, third party claims, litigation and tax purposes, as well as for purposes of fulfilling legal disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No Information of Spin-Off Subsidiary existing at the Closing Date and required to be maintained by applicable Law shall be destroyed by Buyer or Spin-Off Subsidiary for a period of seven (7) years after Closing.

(b) Following the Closing, Seller shall afford to Buyer and Spin-Off Subsidiary and each of their authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Seller’s possession or control relating to the business of Spin-Off Subsidiary insofar as such access is reasonably required by Buyer. Information may be requested under this Section 5.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No Information existing at the Closing Date and required to be maintained by applicable Law shall be destroyed by Seller (and Seller shall not permit it Representatives to destroy such Information) for a period of seven (7) years after Closing.

(c) At all times following the Closing, Seller, Buyer and Spin-Off Subsidiary shall use their reasonable efforts to make available to the other on written request, the current and former officers, directors, employees and agents of Seller or Spin-Off Subsidiary for any of the purposes set forth in Section 5.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or Spin-Off Subsidiary may from time to be involved.

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(d) The party to whom any Information or witnesses are provided under this Section 5.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred, including, without limitation, reasonable attorney’s fees, in providing such Information or witnesses.

(e) Seller, Buyer, Spin-Off Subsidiary and their respective employees and agents shall each hold in strict confidence all Information concerning the other party or parties in their possession or furnished by the other or the other’s Representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party’s own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party without, so such party’s knowledge, any breach of a confidentiality obligation), and each party shall not release or disclose such Information to any other person, except such party’s auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons to whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law. In the case of a conflict between this Section and Section 5.2, Section 5.2 shall control.

(f) Seller, Buyer and Spin-Off Subsidiary shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

5.5 Filings and Consents. Seller shall make or cause to be made and shall obtain or cause to be obtained, if any, all filings and consents which must be made and/or obtained prior to and after the Closing to consummate the purchase and sale of the Shares and to report any such transactions to the SEC and any other Governmental Authority. Seller shall indemnify the Buyer Indemnified Parties (as defined in Section 6.2 below) against any Losses (as defined in Section 6.1 below) incurred by such Buyer Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents.

5.6 Insurance. Buyer acknowledges that on the Closing Date, effective as of the Closing, any insurance coverage and bonds provided by Seller for Buyer or for Spin-Off Subsidiary, and all certificates of insurance evidencing that Buyer or Spin-Off Subsidiary maintain any required insurance by virtue of insurance provided by Seller, will terminate with respect to any insured damages resulting from matters occurring subsequent to Closing.

5.7 Audits. Seller will allow Spin-Off Subsidiary and its counsel to participate at Spin-Off Subsidiary’s expense in any audit of Seller’s consolidated federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of Spin-Off Subsidiary. Seller shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Seller in connection with any such audit and the resolution thereof, without receiving the consent of Buyer or Spin-Off Subsidiary or any other party acting on behalf of Buyer or Spin-Off Subsidiary, provided that Seller will not settle any such audit in a manner which could adversely affect Spin-Off Subsidiary after the Closing Date without Spin-Off Subsidiary’s prior written consent. In the event that after Closing any tax authority informs Buyer or Spin-Off Subsidiary of any notice of proposed audit, claim, assessment or other dispute concerning an amount of taxes which pertain to Seller, or to Spin-Off Subsidiary during the period prior to Closing, Buyer or Spin-Off Subsidiary must promptly notify Seller of the same within 15 business days of the date of the notice from the tax authority. In the event Buyer or Spin-Off Subsidiary does not notify Seller within such 15 business day period, Spin-Off Subsidiary, will indemnify Seller for any incremental interest, penalty or other assessments resulting from the delay in giving notice. To the extent of any conflict or inconsistency, the provisions of this Section 5.7 shall control over the provisions of Section 6.2 below.

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5.8 Cooperation on Tax Matters. Buyer, Seller and Spin-Off Subsidiary shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Spin-Off Subsidiary shall (i) retain all books and records with respect to tax matters pertinent to Spin-Off Subsidiary and Seller relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and abide by all record retention agreements entered into with any taxing authority, and (ii) give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, Buyer agrees to provide copies of such books and records in the possession of Spin-Off Subsidiary.

5.9 Use of Name and Marks. Upon the Closing, Seller shall cease all use of the name Steampunk Wizards and all, logos, icons and Trademarks owned or used at any time by Seller or Spin-Off Subsidiary, except as otherwise permitted in the following sentence. Within sixty (60) days after Closing, Seller shall:

(a) cause its certificate of incorporation to be amended to change its name from Steampunk Wizards, Inc. to a different name which is not derived from or similar to and which does not contain, refer to or imply a connection with the name “Steampunk Wizards”; and

(b) cause its ticker symbol to be changed to something other than SPWZ or any extension or derivation thereof or anything similar thereto or implying a connection therewith.

5.10 Further Assurances. Following the date hereof, Seller shall take such steps and actions, and provide such cooperation and assistance to Buyer and Spin-Off Subsidiary and any of their successors, assigns and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary or appropriate to effect, evidence or perfect the sale of the Shares to Buyer or any assignee or successor thereof.

Article VI

INDEMNIFICATION

6.1 Indemnification by Buyer. Buyer, covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its respective officers, directors, employees, stockholders, agents, representatives and Affiliates (collectively, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement, from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from: (i) any breach of the representations and warranties of Buyer set forth herein or in certificates delivered in connection herewith, and (ii) any breach or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement; provided that Buyer shall have no obligation to indemnify Seller for Losses for which Seller is obligated to indemnify a Buyer Indemnified Party (defined below) pursuant to Section 6.2 below.

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(a) Notwithstanding any other provision of this Agreement: (1) Buyer’s and Spin-Off Subsidiary’s aggregate liability in respect of all claims that the Seller may have against either or both of them pursuant to this Agreement will not exceed that amount of the Purchase Price actually paid by Buyer to Seller pursuant to this Agreement; (2) Buyer shall not have any liability for any breach of any representation, warranty, covenant or other obligation of the Spin-Off Subsidiary set forth in this Agreement; and (3) neither Buyer nor Spin-Off Subsidiary shall have any liability to Seller for consequential damages, lost profits, or incidental or indirect damages, including diminution of value or multiples of earnings damages, related or based upon this Agreement.

6.2 Indemnification by Seller. From and after the Closing, Seller agrees, to indemnify the Buyer and Spin-Off Subsidiary and each of their respective officers, directors, employees, stockholders, agents, representatives and Affiliates (collectively, the “Buyer Indemnified Parties”), as applicable, against all Losses incurred by such Buyer Indemnified Parties, caused by (i) any breach of any representation or warranty made by Seller in this Agreement or in any document or certificate delivered by Seller pursuant to this Agreement; and (ii) any breach of any covenant or obligation of Seller in this Agreement or any documents attached or delivered pursuant to this Agreement; and (iii) any fraud on behalf of Seller or any liability of Spin-Off Subsidiary which arose prior to the Closing and which was not disclosed to Buyer by Seller.

6.3 Third Party Claims.

(a) Defense. If any claim or liability should be asserted against any of the Buyer Indemnified Parties or the Seller Indemnified Parties (each, as applicable, whether or not involving a Third Party Claim, an “Indemnitee”) by a third party after the Closing (a “Third-Party Claim”) for which Buyer has an indemnification obligation under the terms of Section 6.1 or for which Seller has an indemnification obligation under the terms of Section 6.2, then the Indemnitee shall notify the indemnifying party (as applied to Buyer, or Seller, as applicable (whether or not involving a third-party claim), the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and, in connection therewith, to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim, which approval shall not be unreasonably withheld. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(b) Failure to Defend. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate; provided however, that the Indemnitor shall (i) promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim, or (ii) shall pay, in advance of any settlement or proceedings and in installments as reasonably agreed to by the parties, such sums and expenses reasonably expected to be incurred in connection with the defense of the Third-Party Claim and any settlement thereof. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

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6.4 Non-Third-Party Claims. Upon discovery of any claim for which Indemnitor has an indemnification obligation under the terms of Section 6.1 or Section 6.2 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Indemnitor of such claim and, in any case, shall give Indemnitor such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Indemnitor shall not excuse Indemnitor from any indemnification liability except to the extent that Indemnitor is materially and adversely prejudiced by such failure.

6.5 Survival. Anything in this Agreement to the contrary notwithstanding, the liability of each Indemnitor under this Article VI shall survive as follows: (a) an Indemnitor’s liability for breach of any representation or warranty of such Indemnitor in this Agreement shall survive until and terminate upon the first (1st) anniversary of the Closing date, provided that such liability shall survive if, prior to the first (1st) anniversary of the Closing Date, any Indemnitee shall have asserted a claim for indemnification for Losses incurred by such Indemnitee pursuant to this Article VI in writing to the appropriate party, which claim shall identify its basis with reasonable specificity (a “Claim”), in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) an Indemnitor’s liability for Losses incurred as a result of such Indemnitor’s breach of any covenant or agreement to be performed by such Indemnitor after the Closing, shall survive indefinitely, and (c) liability of an Indemnitor for Losses arising out of Third-Party Claims for which such Indemnitor has an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party’s right to assert a Third-Party Claim bars assertion of such claim.

6.6 Exclusive Remedy. Except for Claims based on actions for specific performance, injunctive relief or equitable remedies brought in accordance with this Agreement, the sole and exclusive remedy of any Seller or Buyer Indemnitee for any and all claims or Losses relating to or arising out of or in connection with this Agreement or the transactions contemplated by this Agreement and the facts and circumstances relating and pertaining thereto (whether any such claim may be made in contract, breach of warranty, tort, or otherwise, and whether arising by statute, common law or otherwise) shall be an action for indemnity pursuant to this Article VI, which shall be governed and limited by this Article VI.

Article VII

MISCELLANEOUS.

7.1 Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreement.

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7.2 Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

(a) If to Seller, addressed to:

Steampunk Wizards, Inc.

c/o Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attn: Joshua O’Cock, CEO

With a copy to (which shall not constitute notice hereunder):

Hunter Taubman Fischer Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attn: Louis Taubman

Email Address: ltaubman@htflawyers.com

(b)          If to Buyer, Grunewald or Spin-Off Subsidiary, addressed to:

Brendon Grunewald

Ave des Cattleyas 47,

Brussels B-1150, Belgium

Email Address: brendon@steampunkwizards.com

With a copy to (which shall not constitute notice hereunder):

Dr. Michael Muscat,
Swissquote Financial Services Malta,
Fino Buildings, Level 2,
Notabile Road,
Mriehel, Malta.

Email Address: mmuscat14@gmail.com

or to such other address as any party hereto shall specify pursuant to this Section 7.2 from time to time.

7.3 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

7.4 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

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7.5 Further Acts and Assurances. From and after the Closing, Seller, Buyer and Spin-Off Subsidiary agree that each will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of another party hereto, and without further consideration, cause the execution and delivery of such other instruments of conveyance, transfer, assignment or assumption and take such other action or execute such other documents as such party may reasonably request in order more effectively to convey, transfer to and vest in Buyer, and to put Spin-Off Subsidiary in possession of, all Shares and to convey, transfer to and vest in Buyer, the Shares, and, in the case of any contracts and rights that cannot be effectively transferred without the consent or approval of another person that is unobtainable, to use its best reasonable efforts to ensure that Spin-Off Subsidiary receives the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

7.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto.

7.7 Assignment. No party may assign his, her or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties. This Agreement will be binding on and enforceable against all permitted successors and assignees.

7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

7.9 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

7.10 Section Headings and Gender. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

7.11 Specific Performance; Remedies. Each of the parties to this Agreement acknowledges and agrees that, if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, irreparable damages would be incurred by the other parties to this Agreement. Accordingly, the parties to this Agreement agree that any party will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 7.8, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and are in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

7.12 Submission to Jurisdiction; Process Agent; No Jury Trial.

(a) Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, in any action arising out of or relating to this Agreement, and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

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(b) EACH PARTY TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

(c) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

7.13 General Releases.

(a) Each party hereto, respectively, on its own behalf and on behalf of its Affiliates (each such party and its Affiliates, a “Releasor”), effective on the Closing Date: (i) irrevocably and unconditionally releases, waives and forever discharges each other party to this Agreement and such other party’s respective officers, directors, stockholders, successors, Representatives and permitted assigns (each, a “Releasee”), from any and all claims and Liabilities, but only to the extent arising prior to the Closing, and with the exception of the Seller’s right to receive payment under the Seller Loans, which right to receive payment was sold and assigned to Brendon Grunewald pursuant to the Loan Assignment Agreement executed simultaneously with this Agreement (collectively all claims and Liabilities released pursuant to this Section 7.13(a)(i) are referred to as the “Released Claims”); and (ii) irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action or proceeding of any kind against any of the Releasees, based upon or in connection with any matter released or purported to be released pursuant to this Section 7.13(a).

(b) For the avoidance of doubt, this Section 7.13 does not constitute a release with respect to claims or Liabilities arising out of, based on or resulting from this Agreement, the Purchase Agreement, or the agreements or exhibits attached hereto and thereto. As used in this Agreement, “Liabilities” means, collectively, any debt, claim, cause of action, obligation, or liability.

[Signature page follows this page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Spin-Off Agreement as of the day and year first above written.

SELLER:

STEAMPUNK WIZARDS INC.

By:	/s/ Joshua O’Cock
Name: Joshua O’Cock
Title: Chief Executive Officer

SPIN-OFF SUBSIDIARY:

STEAMPUNK WIZARDS, LTD.

By:	/s/ Brendon Grunewald
Name: Brendon Grunewald
Title: Chief Executive Officer

BUYER:

PraeFIDI Holdings limited:

By:	/s/ Brendon Grunewald
Name: Brendon Grunewald
Title: Chief Executive Officer

GRUNEWALD:

Signature:	/s/ Brendon Grunewald
Name: Brendon Grunewald, personally

[Signature Page to Spin-Off Agreement]

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